                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 21, 1997, relating to the financial statements and financial highlights of UBS Bond Fund. UBS US, Equity Fund and UBS International Equity Fund, and to the incorporation by reference of our report into the Prospectuses which constitute part of and are incorporated by reference into this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the references to us under the heading "Financial Highlights" in such Prospectuses.


PRICE WATERHOUSE LLP
New York, New York
May 27, 1997

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information consituting part of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 21, 1997, relating to the financial statements and financial highlights of UBS Bond Portfolio, UBS U.S. Equity Portfolio and UBS International Equity Portfolio, and to the incorporation by reference of our report into the Prospectuses which constitute part of and are incorporated by reference into this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the references to us under the heading "Financial Highlights" in such Prospectuses.

PRICE WATERHOUSE
CHARTERED ACCOUNTANTS
Toronto, Ontario
May 27, 1997